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                                                                      EXHIBIT 23

                     (LEDERMAN, ZEIDLER & CO. LETTERHEAD)



  INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statement No. 33-87586 of Crown Crafts, Inc. on Form S-8 of our report dated August 10, 1995 appearing in the Current Report on Form 8-K of Crown Crafts, Inc. dated on or about November 10, 1995 and relating to the consolidated financial statement of the Red Calliope and Associates, Inc. as of June 30, 1995 and for the year ended June 30, 1995.



  /s/ Lederman, Zeidler & Co.
  -----------------------------
  LEDERMAN, ZEIDLER & CO.

  Beverly Hills, California
  November 9, 1995